EXHIBIT 10.31

                              CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT is entered into as of the 3rd day of May, 2004 ("Consulting Agreement"), by and among Cirilium Holdings, Inc., a corporation formed and existing under the laws of the State of Delaware and/or its subsidiaries, successors, and assigns (hereinafter the "Company") and Timothy M. Simpson, ("Consultant"). For purposes of this Consulting Agreement, the Company and Consultant shall be herein collectively referred to as "Parties" and each individually as a "Party."

      WHEREAS, The Company wishes to retain the Consultant as an independent contractor, and Consultant wishes to be retained in such capacity and perform certain services for the Consultant to promote the interests of the business of the Consultant and the Company.

      NOW THEREFORE, intending to be bound, the Parties hereto agree as follows:

1.  Services Provided.

      (a) Consultant, for the Term of this Consulting Agreement, shall expend reasonable best efforts to assist the Company in strategic developments, asset management, customer development, operations and all aspects of the Company as directed by the Board of Directors (the "Services"). Consultant agrees to devote reasonable time and efforts to rendering the Services.

      (b) Consultant recognizes that determination of whether to accept Consultant's efforts in effecting the Services or the results thereof made pursuant shall be in the sole discretion of the Company, taking into account factors including, without limitation, applicable law and costs of compliance, as well as prevailing or anticipated business and market conditions.

2.   Compensation.

      (a) Cash Compensation. In consideration for the Services, Consultant shall receive cash compensation in the amount of $8,500.00 per month for the term of this Consulting Agreement, payable in bi-monthly payments beginning with the initial date of this Agreement.

      (b) Option Participation. In addition to the compensation referenced above, Consultant will receive consideration in the form of stock options, which shall entitle Consultant to purchase one hundred and fifty thousand (150,000) shares of the Company's restricted common stock, at an exercise price of $0.0001 per share.

      All options subject to this section shall vest according to the following schedule:


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  ---------------------------------------------- --------------------------
  Vesting Date                                   Number of Options (1)
  ---------------------------------------------- --------------------------
  At the end of the 12th month from the date     50,000
  of this Agreement
  ---------------------------------------------- --------------------------
  At the end of the 24th month from the date     50,000
  of this Agreement
  ---------------------------------------------- --------------------------
  At the end of the 36th month from the date     50,000
  of this Agreement
  ---------------------------------------------- --------------------------

      (1) The exercise price of said options shall be $.0001 (one-hundredth of one cent) per share.

      In the event that this Agreement is terminated, whether by Consultant or With or Without Cause by the Company, Consultant shall receive options for the current fiscal year in an amount pro rata with that portion of the year in which Consultant performed services for the Company pursuant to this Agreement and Consultant shall receive these options at the end of the relevant twelve-month period as if this Agreement had not been terminated.

      (c) Additional incentive compensation, if any, shall be at the discretion of the Board of Directors of the Company.

3.    Term

      This Agreement shall be in full force and effect from the date of this Agreement and continuing for a period of three (3) years, unless earlier terminated at any time by either party (the "Term").

4.    Representations and Warranties

      (a) Neither the execution, delivery, nor performance of this Agreement, with or without the giving of notice, the passage of time, or both, will result in the violation or breach of any contract, agreement, instrument, undertaking, order, judgment, decree, rule, regulation, law, or any other restriction to which Contractor is a party. Consultant warrants to Company that (i) all Services shall be performed in a workmanlike and professional manner and, (ii) he has the legal right to perform all Services provided hereunder.

      (b) Consultant shall maintain accurate written records of contacts made pursuant to this Consulting Agreement, and agrees to give the Company copies of such records upon request. This duty to maintain said records referenced in the sentence immediately preceding and to provide such records upon request to the Company shall survive the termination of this Consulting Agreement.

5. Confidentiality.

      (a) All information, knowledge and data relating to or concerned with the operations, business and affairs of the Company (including for purposes of this Section any investor, Member, parent, subsidiary, or affiliate of the Company) or the Consultant which are exchanged by the Parties hereto in connection with

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the  performance by the Company or Consultant of any duties  hereunder  shall be the property of the Company or the Consultant, whichever is the disclosing Party, and be treated as confidential information and shall be held in a fiduciary capacity by the Parties hereunder.

      (b) "Confidential Information" shall mean any facts, opinions, conclusions, projections, data, programs, processes, algorithms, ideas, concepts, information, trade secrets or know-how, business projections, market studies, client lists or documents containing same, whether legally protected from disclosure or not, relating to any research project, work in progress, future development, engineering, current development, programming, manufacturing, marketing, financial or personnel matters relating to Company, its present or future products, projects, technologies, sales, Company's, investors, prospects, markets or businesses, whether communicated orally or in writing or obtained by Contractor through observation or examination of Company 's facilities, businesses, trade secrets or procedures, existing as of the Effective Date or thereafter developed in which there is a proprietary interest and that there is a legitimate business reason for guarding against unauthorized use or disclosure.

      (c) "Trade Secrets" shall mean any information or thing that constitutes a trade secret under Federal, State, and/or local law, including, without limitation, a formula, pattern, compilation, algorithm, program, device, method, technique, process, or information related thereto, that: (i) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Contractor acknowledges that Company would suffer irreparable injury and damage from disclosure of its confidential and trade secret information. Contractor therefore covenants to hold such information in the strictest of confidence, to use all reasonable precautions to safeguard the information and not to use any confidential or trade secret information for business purposes other than those of Company. Contractor agrees to hold the confidential and trade secret information of Company in the strictest of confidence indefinitely, to ensure that such information is not used by third parties for any improper purpose and to indemnify Company against any loss or damage arising from unauthorized use directly or indirectly resulting from its improper disclosure. Contractor covenants that Company is entitled to an injunction of any actions in violation of this Covenant, as well as damages, for a breach of this confidentiality covenant. All work produced and all notes and documentation provided by Contractor hereunder which are conceived or made in response to matters related to the Services or based in whole or in part on or derived from information supplied by the Company or its affiliated companies, whether preliminary or final, and on whatever media rendered (collectively "Work Product") shall be the exclusive property of the Company. Title to all Work Product shall remain in the Company and the Company shall have the unlimited right to make, have made, use, reconstruct, repair, modify, reproduce, publish, distribute, and sell the Work Product, in whole or in part, or combine the Work Product with other matter, or not use the Work Product at all, as it sees fit. Title to all materials and documentation furnished by the Company to the Contractor or by the Contractor to the Company shall remain in the Company. The Contractor shall deliver to the Company any and all such materials and documentation including all copies thereof on whatever media rendered, upon (i) the Company's request or (ii) the termination of this Agreement for any reason.

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6.    Indemnification

      (a) Except as provided below, the Parties shall indemnify each other, their parents, affiliates, and subsidiaries, and each of their directors, officers, employees, agents, representatives, investors, and Members (collectively, the "Indemnified Parties"), and hold them harmless from and against any and all claims, actions, damages, consequential damages, liabilities and expenses (collectively, "Losses") occasioned by any act or omission of the other Party, its parents, affiliates, and subsidiaries, and each of its directors, officers, employees, agents, representatives investors, partners, or Members, relating to the performance of its obligations hereunder, provided such obligations arise after the execution of this Consulting Agreement. If the
Indemnified  Parties  shall,  without  fault on their part, be made party to any litigation concerning the Indemnified Party or the Indemnified Party's performance hereof, or commenced by or against the Indemnified Party, then the other Party shall protect and hold the Indemnified Party harmless, and shall pay all costs, Losses, expenses, and reasonable attorney's fees incurred or paid by the Indemnified Party in connection with said litigation.

     (b) In addition to the indemnification provisions above, the Indemnified Parties shall reimburse one another for any legal or other expenses reasonably incurred by them in connection with investigating, preparing, or preparing to defend or defending losses, lawsuits, claims, or other proceedings arising in any manner out of or in connection with the rendering of services to the Company hereunder, except for any losses or expenses arising out of a failure on the part of Consultant to procure or maintain any necessary licenses or qualifications necessary to perform services under this Consulting Agreement.

     (c) The Indemnified Parties agree that indemnification and reimbursement commitments set forth in this Section 6 of this Consulting Agreement shall apply whether or not any Indemnified Party is a formal party to any such lawsuit, claim, or other proceeding, and that each of the Indemnified Parties is entitled to retain separate legal counsel of its choice in connection with any of the matters to which such commitments relate and that such commitments shall extend beyond the Term of this Consulting Agreement.

      (d) The Company (including for purposes of this Section any investor, shareholder, parent, subsidiary, or affiliate of the Company, as well as any person or entity acting for or on behalf of the Company) shall not be liable for any mistakes of fact, errors of judgment, for business or other losses sustained by the Consultant or for any acts or omissions of any kind (including acts or omissions of the Company) unless caused by intentional misconduct, recklessness or gross negligence by the Company.

7.    Independent Contractor Status

      (a) It is the understanding of the Parties that this Agreement creates an independent contractor agreement and not an employment agreement. It is the intention of the Parties that Consultant shall be an independent contractor and not an employee of the Company for all purposes, including, but not limited to, the application of any federal or state law relating to employment or tax liability. It is the further understanding of the Parties that Consultant will not be eligible to participate in any of the employee benefit plans and programs offered by the Company to its employees only. Consultant acknowledges that the compensation specified in this Agreement constitutes all of the compensation to which Consultant is entitled for the rendition of services to the Company, and that Consultant will not be entitled to vacation or sick pay or any benefits under the Company's pension, profit sharing, health, disability, life insurance, severance, or any other plan or program of employee benefits provided by the Company to its employees.


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      (B) IT IS  UNDERSTOOD  AND AGREED BY THE PARTIES THAT BOTH PARTIES TO THIS
CONSULTING AGREEMENT ARE EACH INDEPENDENT CONTRACTORS WITH RESPECT TO EACH OTHER, AND NOT EMPLOYEES, AGENTS, JOINT VENTURE PARTNERS, OR PARTNERS OF THE OTHER FOR ANY PURPOSES WHATSOEVER. THE COMPANY SHALL HAVE NO RIGHT TO, AND SHALL NOT CONTROL THE MANNER OR PRESCRIBE THE SPECIFIC METHOD BY WHICH THE SERVICES ARE PERFORMED BY THE CONSULTANT.

8.    State and Federal Taxes

      Consultant shall be responsible for the withholding and payment of any required state and federal payroll taxes, including income, FICA, FUTA and state unemployment for any assistants or employees retained by Consultant. The Company shall not be required to make any payroll withholdings with respect to its payments under this Agreement.

9.    Miscellaneous

      (a) This Agreement constitutes the entire Agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument executed by both Company and Consultant.

      (b) Any notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or when deposited in the United States mail, by certified mail, return receipt requested, postage prepaid, as follow:

                  If to Company:                     Cirilium Holdings, Inc.
                                                     625 N. Flagler Drive
                                                     Suite 605
                                                     West Palm Beach, FL 33401

                   If to Consultant: _________________________
                                     _________________________
                                     _________________________

      (c) The determination jointly by the parties hereto or by a Court as to the invalidity, unenforceability or unreasonableness of any provision hereof shall in no way affect the validity or enforceability of any other provision, and the invalid, unenforceable or unreasonable provision shall be modified to be valid and enforceable to the full extent permitted by law.

      (d) Neither this Consulting Agreement nor any term hereof may be changed, modified, amended, waived or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.


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      (e) The waiver by either Party hereto of a breach or violation of any term or provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation.

      (f) This Consulting Agreement, and all rights and obligations hereunder, shall be binding upon and inure to the benefit of each Party's heirs, executors, representatives, successors and assigns.

      (g) Except as denoted herein, this Consulting Agreement is not intended for the benefit of and should not be relied upon by any third parties and the Company shall have no liability to any such party arising out of the terms of performance of this Consulting Agreement.

      (h) Each party agrees to execute this Consulting Agreement and do all things necessary to effectuate the purposes of this Consulting Agreement without delay or limitation. The Parties hereto agree that Consulting Agreement may be executed by facsimile transmission.

      (i) This Consulting Agreement has been duly executed and delivered by the Consultant and constitutes valid and binding obligations of the Parties, enforceable against them according to the terms contained herein. The execution, delivery and performance of the transactions contemplated by this Consulting Agreement, and compliance with its provisions, will not violate any provision of law, or constitute a default under, or require a consent or waiver under, the Company's Articles of Incorporation or Bylaws (each as amended to date), or any indenture, lease, agreement or other instrument to which the Company or Consultant is a party, or which the Consultant, the Company, or any of either Party's property is bound, or any decree, judgment, order, statute, rule, or regulation applicable to the Company.

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IN WITNESS WHEREOF,  the parties hereto have caused this Consulting Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

Cirilium Holdings, Inc., a Delaware corporation


By: /s/ Robert W. Pearce                       DATE:  May 3, 2004
    ------------------------------
    Robert W. Pearce, President


Consultant

By: /s/ Timothy M. Simpson                     DATE: May 3, 2004
    ------------------------------
    Timothy M. Simpson, Consultant